UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 1 to the Form 8-A Filed on June 2, 2011)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMB Property Corporation

 (Exact Name of Registrant as Specified in its Charter)

Maryland	94-3281941
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Pier 1, Bay 1, San Francisco, California                                                94111

         (Address of principal executive offices)                                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series R Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange, Inc.
Series S Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: 333-172741

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

                This Amendment No. 1 (this “Amendment”) amends the Form 8-A filed on June 2, 2011 by AMB Property Corporation, a Maryland corporation (“AMB”), to reflect the fact that, effective as of 12:01 a.m. on June 3, 2011, the name of AMB will change to “Prologis, Inc.”

Item 1. Description of Securities to Be Registered.

The securities of AMB registered hereunder pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are the Series R Cumulative Redeemable Preferred Stock of AMB (the “Series R Preferred Stock”) and Series S Cumulative Redeemable Preferred Stock of AMB (the “Series S Preferred Stock” and together with the Series R Preferred Stock the “New Preferred Stock”).  The description of the general terms and provisions of each series of the New Preferred Stock is incorporated herein by reference to the description included under the caption  “Description of Capital Stock —New AMB Preferred Stock to be Issued in Connection with the Topco Merger” of the joint proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-172741) filed by AMB with the Securities and Exchange Commission on March 11, 2011, as amended on April 12, 2011 and April 28, 2011 (the “S-4”).  Effective as of 12:01 a.m. on June 3, 2011, upon the effectiveness of the articles of merger relating to the merger of AMB and New Pumpkin Inc., a Maryland corporation, as described in the S-4, the name of AMB will change to “Prologis, Inc.”

Item 2.  Exhibits.

The following exhibits have been incorporated by reference into this registration statement filed with the Commission.

Exhibit No.	Description
3.1	Articles of Incorporation of AMB Property Corporation (incorporated by reference to Exhibit 3.1 to AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-35915)).
3.2	Sixth Amended and Restated Bylaws of AMB Property Corporation (incorporated by reference to Exhibit 3.1 to AMB Property Corporation’s Current Report on Form 8-K filed on September 25, 2008).
3.3	Form of Seventh Amended and Restated Bylaws of Prologis, Inc. (incorporated by reference to Exhibit 3.16 to AMB Property Corporation’s Registration Statement on Form S-4/A filed April 28, 2011).
3.4	Articles Supplementary establishing and fixing the rights and preferences of the Series Q Cumulative Redeemable Preferred Stock.*
3.5	Articles Supplementary establishing and fixing the rights and preferences of the Series R Cumulative Redeemable Preferred Stock.*
3.6	Articles Supplementary establishing and fixing the rights and preferences of the Series S Cumulative Redeemable Preferred Stock.*
3.7

Articles Supplementary establishing and fixing the rights and preferences of the 6 ½%

Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 to AMB Property Corporation’s Form 8-A filed on June 20, 2003).

3.8

Articles Supplementary establishing and fixing the rights and preferences of the 6 ¾%

Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 to AMB Property Corporation’s Form 8-A filed on November 12, 2003).

3.9

Articles Supplementary establishing and fixing the rights and preferences of the 7.00%

Series O Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.19 to AMB Property Corporation’s Registration Statement on Form 8-A filed on December 12, 2005).

3.10

Articles Supplementary establishing and fixing the rights and preferences of the 6.85%

Series P Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.18 to AMB Property Corporation’s Registration Statement on Form 8-A filed on August 24, 2006).

3.11

Articles Supplementary Reestablishing and Refixing the Rights and Preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock as 7.18% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on February 22, 2007).

3.12

Articles Supplementary Redesignating and Reclassifying 510,000 Shares of 8.00% Series I Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 to AMB Property Corporation's) Current Report on Form 8-K filed on May 16, 2007).

3.13

Articles Supplementary Redesignating and Reclassifying 800,000 Shares of 7.95% Series J Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 to AMB Property Corporation’s Current Report on Form 8-K filed on May 16, 2007).

3.14

Articles Supplementary Redesignating and Reclassifying 800,000 Shares of 7.95% Series K Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.3 to AMB Property Corporation’s Current Report on Form 8-K filed on May 16, 2007).

3.15

Articles Supplementary Redesignating and Reclassifying 1,595,337 Shares of 7.18% Series D Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 to AMB Property Corporation’s Current Report on Form 8-K filed on December 22, 2009).

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to AMB Property Corporation’s Registration Statement on Form S-4/A filed on April 28, 2011).
4.2

Form of Certificate for the Series Q Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.2 to AMB Property Corporation’s Registration Statement on Form S-4/A filed April 28, 2011).

4.3

Form of Certificate for the Series R Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.3 to AMB Property Corporation’s Registration Statement on Form S-4/A filed April 28, 2011).

4.4

Form of Certificate for the Series S Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.4 to AMB Property Corporation’s Registration Statement on Form S-4/A filed April 28, 2011).

4.5

Form of Certificate for 6 ½% Series L Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 to AMB Property Corporation’s Form 8-A filed on June 20, 2003).

4.6

Form of Certificate for 6 ¾% Series M Cumulative Redeemable Preferred Stock of AMB

Property Corporation (incorporated by reference to Exhibit 4.3 to AMB Property Corporation’s Form 8-A filed on November 12, 2003).

4.7	Form of Certificate for 7.00% Series O Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.4 to AMB Property Corporation’s Form 8-A filed December 12, 2005).
4.8	Form of Certificate for 6.85% Series P Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.5 to AMB Property Corporation’s Form 8-A filed on August 24, 2006).

*Previously filed as an exhibit to the Registration Statement on Form 8-A filed by AMB Property Corporation on June 2, 2011

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMB Property Corporation
Date: June 2, 2011
	By:	/s/ Thomas S. Olinger
		Name:	Thomas S. Olinger
		Title:	Chief Financial Officer